EXHIBIT 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement (File No. 333-220470) of our report, dated July 10, 2017, relating to the financial statements of Pelican Therapeutics, Inc., which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding Pelican Therapeutics, Inc.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

October 17, 2017